                                                                     EXHIBIT 4.2

                                                     WARRANT TO PURCHASE 175,000
                                                          SHARES OF COMMON STOCK


                            REPRESENTATIVE'S WARRANT

                             Dated: [Effective Date]


      THIS CERTIFIES THAT H.J. MEYERS & CO., INC. (herein sometimes called the "Holder") is entitled to purchase from DYNAMICWEB ENTERPRISES, INC., a New Jersey corporation (the "Company"), at the respective prices and during the period hereinafter specified, up to 175,000 shares of the Common Stock, $.0001 par value, of the Company (the "Common Stock"). This Representative's Warrant (this "Warrant") is issued pursuant to an Underwriting Agreement dated [Effective Date] between the Company and H.J. Meyers & Co., Inc. (the "Representative"), as representative of certain underwriters, including itself (the "Underwriters"), in connection with a public offering, through the Underwriters (the "Offering"), of 1,750,000 shares of Common Stock (and up to 262,500 additional shares of Common Stock covered by an over-allotment option granted to the Underwriters), in consideration of $5.00 received by the Company for this Warrant. Except as otherwise expressly provided herein, the shares of Common Stock issued upon exercise of this Warrant shall bear the same terms and conditions described under the caption "Description Of Securities" in the registration statement (File No. 33-_____) on Form SB-2 relating to the Offering (the "Registration Statement"), except that (i) the Holder shall have registration rights under the Securities Act of 1933, as amended (the "Act"), for this Warrant and the Common Stock as more fully described in Section 6. Each certificate evidencing the Registrable Securities (as hereinafter defined) shall bear the appropriate restrictive legend set forth below, except that any such certificate shall not bear such restrictive legend if (a) it is transferred pursuant to an effective registration statement under the Act or in compliance with Rule 144 or Rule 144A promulgated under the Act, or (b) the Company is provided with an opinion of counsel to the effect that such legend is not required in order to establish compliance with the provisions of the Act:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE REPRESENTATIVE'S WARRANT COVERING REGISTRATION RIGHTS PERTAINING TO THESE SECURITIES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE OFFICE OF THE COMPANY AT FAIRFIELD, NEW JERSEY."

Unless the context otherwise requires, all references herein to a "Section" shall mean the appropriate Section of this Warrant.

      1. EXERCISE PRICE AND PERIOD. The rights represented by this Warrant shall be exercised at the price and during the periods set forth below:

            (a) During the period from [EFFECTIVE DATE] to [EFFECTIVE DATE+1 YEAR-1 DAY] (the "First Anniversary Date") inclusive, the Holder shall have no right to purchase any Securities hereunder, except that in the event of any merger or consolidation of the Company into another entity, or any sale of substantially all of the assets of the Company as an entirety, prior to the First Anniversary Date, the Holder shall have the right to exercise this Warrant at such time and into such kinds and amounts of shares of stock and other securities and property (including cash) as would be receivable by a holder of the number of shares of Common Stock into which this Warrant might have been exercisable immediately prior thereto.

            (b) Between [EFFECTIVE DATE+1 YEAR] and [EFFECTIVE DATE+5 YEARS-1 DAY] (the "Expiration Date") inclusive, the Holder shall have the right to purchase hereunder: (i) shares of Common Stock at a price of $_______ per share (that being 120 percent of the public offering price of the shares of Common Stock) (the "Share Exercise Price").

            (c) Notwithstanding the provisions of Section 1(b) with respect to the Exercise Price to the contrary, the Holder may elect to exercise this Warrant, in whole or in part, by receiving Common Stock equal to the value (as herein determined) of the portion of this Warrant then being exercised, in which event the Company shall issue to the Holder the number of shares of Common Stock determined by using the following formula:

                  X =   Y(A-B)
                        ______
                          A

      where:      X =   the number of shares of Common Stock to be issued to the
                        Holder under the provisions of this Section 1(c)

                  Y = the number of shares of Common Stock that would otherwise be issued upon such exercise

                  A = the Current Fair Market Value (as hereinafter defined) of one share of Common Stock calculated as of the last trading day immediately preceding such exercise

                  B =   the Exercise Price

As used herein, the "Current Fair Market Value" of the Common Stock as of a specified date shall mean with respect to each share of Common Stock, (i) the average of the closing prices of the Common Stock sold on all securities exchanges on which the Common Stock may at the time be listed, or (ii) if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or (iii) if on such day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m., New York time, or (iv) if on such day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated or any similar successor organization, in each such case either (i) calculated on the date which the form of election specified in Section 2 herein is deemed to have been sent to the Company or (ii) averaged over a period of 5 days consisting of the day as of which the Current Fair Market Value is being determined and the 4 consecutive business days prior to such day. The Holder hereof shall determine in its sole discretion which method of calculation to use. If on the date for which Current Fair Market Value is to be determined the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, then Current Fair Market Value of the Common Stock shall be the highest price per share which the Company could then obtain from a willing buyer (not a current employee or director) for Common Stock sold by the Company from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, unless prior to such date the Company has become subject to a merger, consolidation, reorganization, acquisition or other similar transaction pursuant to which the Company is not the surviving entity, in which case the Current Fair Market Value of the Common Stock shall be deemed to be the per share value received or to be received in such transaction by the holders of Common Stock.

            (d) After the Expiration Date, the Holder shall have no right to purchase any shares of Common Stock hereunder.

      2. EXERCISE. The rights represented by this Warrant may be exercised, in whole or in part (with respect to shares of Common Stock, by the Holder at any time within the periods specified in Section 1 by: (a) surrender of this Warrant for cancellation (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or at such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (b) to the extent that the Holder does not use the election provided by Section 1(c), payment to the Company of the Exercise Price for the number of shares of Common Stock specified in the such purchase form, together with the amount of applicable stock transfer taxes, if any; and (c) delivery to the Company of a duly executed agreement signed by the person(s) designated in the purchase form to the effect that such person(s) agree(s) to be bound by all of the terms and conditions of this Warrant, including without limitation the provisions of Sections 6 and 7. This Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date on which all of the provisions of this Section 2 are satisfied, and the person(s) designated in the purchase form shall become the holder(s) of record of the shares of Common Stock issuable upon such exercise at that time and date. The certificates representing the shares of Common Stock so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten business days, after this Warrant shall have been so exercised.

      3. TRANSFER OF WARRANT.

            (a) During the period from [EFFECTIVE DATE] to the First Anniversary Date inclusive, this Warrant shall not be transferred, sold, assigned or hypothecated, except that during such period this Warrant may be transferred (i) to successors in interest of the Holder, or (ii) in whole or in part to any one or more shareholders, directors or officers of the Holder, in each case subject to compliance with applicable Federal and state securities laws and Interpretations of the Board of Governors of the National Association of Securities Dealers, Inc.

            (b) Between [EFFECTIVE DATE+1 YEAR] and the Expiration Date inclusive, this Warrant shall be freely transferable, in whole or in part, subject to the other terms and conditions hereof and to compliance with applicable Federal and state securities laws; provided, however, that this Warrant shall be immediately exercised upon any such transfer to any person or entity that is not a shareholder, director or officer of the Holder and that if this Warrant is not so exercised upon a transfer to any person or entity which is not a shareholder, director or officer of the Holder, that this Warrant shall immediately lapse.

            (c) Any transfer of this Warrant permitted by this Section 3 shall be effected by: (i) surrender of this Warrant for cancellation (with the assignment form at the end hereof properly executed) at the office or agency of the Company referred to in Section 2; (ii) delivery of a certificate (signed, if the Holder is a corporation or partnership, by an authorized officer or partner thereof), stating that each transferee designated in the assignment form is a permitted transferee under this Section 3; and (iii) delivery of an opinion of counsel stating that the proposed transfer may be made without registration or qualification under applicable Federal or state securities laws. This Warrant shall be deemed to have been transferred, in whole or in part to the extent specified, immediately prior to the close of business on the date the provisions of this Section 3(c) are satisfied, and the transferee(s) designated in the assignment form shall become the holder(s) of record at that time and date. The Company shall issue, in the name(s) of the designated transferee(s) (including the Holder if this Warrant has been transferred in part) a new Warrant or Warrants of like tenor and representing, in the aggregate, rights to purchase the same number of shares of Common Stock as are then purchasable under this Warrant. Such new Warrant or Warrants shall be delivered to the record holder(s) thereof within a reasonable time, not exceeding ten business days, after the rights represented by this Warrant shall have been so transferred. As used herein (unless the context otherwise requires), the term "Holder" shall include each such transferee, and the term "Warrant" shall include each such transferred Warrant.

      4. COVENANTS OF THE COMPANY. The Company covenants and agrees that all shares of Common Stock which may be issued upon exercise of this Warrant shall, upon issuance in accordance with the terms hereof, be duly and validly issued, fully paid and non-assessable, with no personal liability attaching to the Holder thereof. The Company further covenants and agrees that during the period within which this Warrant may be exercised, the Company shall at all times have authorized and reserved a sufficient number of shares of Common Stock for issuance upon exercise of this Warrant.

     5. SHAREHOLDERS' RIGHTS. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

     6.   REGISTRATION RIGHTS.

          (a)  CERTAIN DEFINITIONS.  As used herein, the term:

               (i) "Registrable Securities" shall mean this Warrant and/or the shares of Common Stock issued or issuable upon exercise of this Warrant, as the same shall be so designated by the Holder.

               (ii) "50% Holder" shall mean the Holder(s) of at least 50 percent of the total number of shares of Common Stock comprising the Registrable Securities (whether or not this Warrant has been exercised), and shall include any Holder or combination of Holders.

          (b) "PIGGYBACK" REGISTRATION. From the date hereof until the Expiration Date, the Company shall advise the Holder, whether the Holder holds this Warrant or has exercised this Warrant and holds any of the Common Stock, by written notice at least four weeks prior to the filing of any post-effective amendment to the Registration Statement (unless the Company determines that to comply with Federal securities law it must file such post-effective amendment in less than four weeks' time, in which case the Company shall give the Holder the most notice practicable under the circumstances), or of any new registration statement or post-effective amendment thereto under the Act (other than a registration statement on Form S-8 or its counterpart), or any Notification on Form 1-A under the Act, covering any securities of the Company, whether for its own account or for the account of others, and shall, upon the request of the Holder, include in any such post-effective amendment or new registration statement such information as may be required to permit a public offering of any or all of the Registrable Securities of the Holder, all at no expense whatsoever to the Holder (except in the case of any post-effective amendment to the extent as permitted by the Act or the rules and regulations promulgated thereunder), except that each Holder whose Registrable Securities are included in such registration shall bear the fees of its own counsel and any underwriting discounts or commissions applicable to the Securities sold by it.

          (c)  DEMAND REGISTRATION.

               (i) If any 50% Holder shall give notice to the Company, at any time after the First Anniversary Date and prior to the Expiration Date, to the effect that such 50% Holder desires to register under the Act any Registrable Securities under such circumstances that a public distribution (within the meaning of the Act) of any such securities shall be involved, then the Company shall promptly, but no later than 30 days after receipt of such notice, use its reasonable best efforts to file a post-effective amendment to the Registration Statement or a new registration statement under the Act, to the end that Registrable Securities of such 50% Holder may be publicly sold under the Act as promptly as practicable thereafter, and the Company shall use its best efforts to cause such registration to become effective as soon as possible; provided, however, that such 50% Holder shall furnish the Com-pany with appropriate information in connection therewith as the Company may reasonably request in writing; and provided further that the Company shall then have available current financial statements (unless the unavailability of current financial statements results from the Company's fault or neglect). The 50% Holder may, at its option, cause Registrable Securities to be included in such registration under this Section 6(c) on a maximum of two occasions during the four-year period beginning on the First Anniversary Date and ending on the Expiration Date.

               (ii) Within ten days after receiving any such notice pursuant to this Section 6(c), the Company shall give notice to each other Holder (whether such Holder holds a Warrant or has exercised the Warrant and holds any of the Securities), advising that the Company is proceeding with such post-effective amendment or new registration statement and offering to include therein Registrable Securities held by such other Holders, provided that they shall furnish the Company with such appropriate information in connection therewith as the Company shall reasonably request in writing.

               (iii) All costs and expenses (including without limitation, legal, accounting, printing, mailing and filing fees) of the first such registration effected under this Section 6(c) shall be borne by the Company, except that the Holder(s) whose Registrable Securities are included in such registration shall bear the fees of their own counsel and any underwriting discounts or commissions applicable to the securities sold by them. All costs and expenses of the second such registration effected under this Section 6(c) shall be borne by the Holder(s) whose Registrable Securities are included in such registration.

               (iv) The Company shall cause each registration statement or post-effective amendment filed pursuant to this Section 6(c) to remain current under the Act (including the taking of such steps as are necessary to obtain the removal of any stop order) for a period of at least six months (and for up to an additional three months if requested by the Holder(s)) from the effective date thereof, or until all the Registrable Securities included in such registration have been sold, whichever is earlier.

          (d) FURTHER RIGHTS. The registration rights provided by this Section 6 may be exercised by the Holder either prior or subsequent to its exercise of this Warrant. A 50% Holder may, at its option, request registration pursuant to
Section 6(b) and/or pursuant to Section 6(c), and its request for registration under one such Section shall not affect its right to request registration under the other. The registration rights provided by this Section 6 shall supersede and be prior in right to any registration rights granted by the Company to other holders of its outstanding securities.

          (e) FURTHER OBLIGATIONS OF COMPANY. With respect to all registrations under this Section 6, the Company shall: (i) supply prospectuses and such other documents as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities; (ii) use its best efforts to register and qualify the Registrable Securities for sale in such states as the Holder designates (provided, however, that in no event shall the Company be required to qualify as a foreign corporation or a dealer in securities or to execute a general consent to service of process); and (iii) do any and all other acts and things which may be necessary or desirable to enable the Holder to consummate the public sale or other disposition of the Registrable Securities.

     7.   INDEMNIFICATION.

          (a) INDEMNIFICATION BY THE COMPANY. As used in this Section 7, the term "Liabilities" shall mean any and all losses, claims, damages and liabilities, and actions and proceedings in respect thereof, including without limitation all reasonable costs of defense and investigation and all attorneys' fees. Whenever pursuant to Section 6 a registration statement relating to any Registrable Securities is filed under the Act, or amended or supplemented, the Company shall indemnify and hold harmless each Holder of Registrable Securities included in such registration statement, amendment or supplement (each, a "Distributing Holder"), and each person (if any) who controls (within the meaning of the Act) the Distributing Holder, and each underwriter (within the meaning of the Act) of such Registrable Securities, and each person (if any) who controls (within the meaning of the Act) any such underwriter, from and against all Liabilities, joint or several, to which the Distributing Holder or any such controlling person or underwriter may become subject, under the Act or otherwise, insofar as such Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, or any preliminary prospectus or final prospectus constituting a part thereof, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such Liabilities arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, final prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished by such Distributing Holder or by any other Distributing Holder for use in the preparation thereof. The foregoing indemnity shall be in addition to any other liability which the Company may otherwise have.

          (b) INDEMNIFICATION BY HOLDER. The Distributing Holder(s) shall indemnify and hold harmless the Company, and each of its directors, each nominee (if any) named in any preliminary prospectus or final prospectus constituting a part of such registration statement, each of its officers who have signed such registration statement and such amendments or supplements thereto, and each person (if any) who controls the Company (within the meaning of the Act) against all Liabilities, joint or several, to which the Company or any such director, nominee, officer or controlling person may become subject, under the Act or otherwise, insofar as such Liabilities arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement, preliminary prospectus, final prospectus, or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such Liabilities arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon and in conformity with written information furnished by such Distributing Holder(s) for use in the preparation thereof. The foregoing indemnity shall be in addition to any other liability which the Distributing Holder(s) may otherwise have.

          (c) PROCEDURE. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this
Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

          (d) LIMITATION. Notwithstanding the foregoing, if the Registrable Securities are to be distributed by means of an underwritten public offering, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with such underwriting are in conflict with the provisions of this Section 7, the provisions of such underwriting agreement shall be controlling, provided that the Holder is a party to such underwriting agreement.

      8. ANTI-DILUTION. In the event that the outstanding shares of Common Stock are at any time increased or decreased in number, or changed into or exchanged for a different number or kind of shares or other security of the Company or of another corporation through reorganization, merger, consolidation, liquidation, recapitalization or, in the case of Common Stock, stock split, reverse split, combination of shares or stock dividends payable with respect to such Common Stock, sold at below the exercise price of this Warrant, and for other unusual events (other than employee benefit and stock option plans for employees and advisors of the Company) appropriate adjustments shall be made in the number and kind of such securities then subject to this Warrant and in the Exercise Price of this Warrant effective as of the date of such occurrence, so that the position of the Holder upon exercise of this Warrant shall be the same as it would have been had it owned immediately prior to the occurrence of such event the Common Stock subject to this Warrant; provided, however, that in no event shall two adjustments be made for the same event. For example, if the Company declares a 2-for-1 stock dividend or stock split, then the number of shares of Common Stock then subject to this Warrant shall each be doubled and the Share Exercise Price shall each be reduced by 50 percent. Such adjustments shall be made successively whenever any event described by this Section 8 shall occur.

      9. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State, without reference to such State's laws regarding the conflict of laws. The Company submits to the jurisdiction of the state and federal courts located in Monroe County, New York.

     10. AMENDMENT OR WAIVER. Any provision of this Warrant may be amended, waived or modified upon the written consent of the Company and any 50% Holder; provided, however, that such amendment, waiver or modification applies by its terms to each Holder; and provided further, that a Holder may waive any of its rights or the Company's obligations to such Holder without obtaining the consent of any other Holder.


      IN WITNESS WHEREOF, DYNAMICWEB ENTERPRISES, INC. has caused this Warrant to be signed by its duly authorized officers under its corporate seal and to be dated as of the date set forth on the first page hereof.

                                  DYNAMICWEB ENTERPRISES, INC.


                                  By:
                                     --------------------------------------
                                  Name:  Steven L. Vanechanos, Jr.
                                  Title: President and Chief Executive Officer


(Corporate Seal)


Attest:


--------------------------------
Secretary

                                  PURCHASE FORM


                  (TO BE SIGNED ONLY UPON EXERCISE OF WARRANT)


      The undersigned, the Holder of the foregoing Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder, -------- shares of Common Stock, $.0001 par value, of DYNAMICWEB ENTERPRISES, INC. (the "Company") and (i) herewith makes payment of an aggregate of $------------ therefor and/or (ii) pursuant to Section 1(c) of such Warrant hereby tenders the right to exercise such Warrant to the extent of -------- shares of Common Stock of the Company. The undersigned requests that the certificates for the shares of such Common Stock be issued in the name(s) of, and delivered to, the person(s) whose name(s) and address(es) are set forth below:


Dated:
      ----------------------

                                          --------------------------------
                                          Name:


                                          --------------------------------
                                          Address:


Signatures guaranteed by:


-----------------------------


Taxpayer Identification Number:


-----------------------------

                                  TRANSFER FORM


                  (TO BE SIGNED ONLY UPON TRANSFER OF WARRANT)


      FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto ------------------------------------------- the right to purchase shares of the Common Stock, $.0001 par value per share, of DYNAMICWEB ENTERPRISES, INC. (the "Company") represented by the foregoing Warrant to the extent of ---- shares of Common Stock and appoints ------------------------ attorney to transfer such rights on the books of the Company, with full power of substitution in the premises.


Dated:
      ------------------------
                                          --------------------------------
                                          Name:


                                          --------------------------------
                                          Address:


Signatures guaranteed by:


-----------------------------


Taxpayer Identification Number:


-----------------------------